Exhibit 99

Information Regarding Joint Filers

Designated Filer of Form 3:			Lindsay A. Rosenwald,
M.D.

Date of Event Requiring Statement:		April 3, 2006

Issuer Name and Ticker Symbol:		Cougar Biotechnology,
Inc. (formerly known as SRKP 4,
Inc.)

Joint Filer Names and addresses:

Lindsay A. Rosenwald, M.D., 787 Seventh Avenue, 48th Floor, New
York, NY 10019
Horizon BioMedical Ventures, LLC, 787 Seventh Avenue, 48th Floor,
New York, NY 10019


Signatures:

The undersigned are jointly filing the attached Statement of Beneficial Ownership of Securities on Form 3 regarding the beneficial ownership of securities of Cougar Biotechnology, Inc.
(formerly known as SRKP 4, Inc.).

/s/ Lindsay A. Rosenwald, M.D.
Lindsay A. Rosenwald, M.D.

Horizon BioMedical Ventures, LLC

By: /s/ Lindsay A. Rosenwald, M.D.
Name:  Lindsay A. Rosenwald, M.D.
Title:  Managing Member